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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of United Parcel Service, Inc. on Form S-8 of our report dated January 31, 2000, appearing in the Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP

Atlanta, Georgia
April 3, 2000